UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

TEKTRONIX, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-04837	93-0343990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 SW Karl Braun Dr. Beaverton, Oregon	97077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 627-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Tektronix, Inc. (“Tektronix”) and U.S. Bank National Association, as trustee (“Trustee”), are parties to the Indenture (the “Indenture”), dated June 29, 2007, governing Tektronix’s $345 million of outstanding 1.625% Senior Convertible Notes due 2012 (the “Notes”). The purchase of the Shares (as defined in Item 5.01) pursuant to the Offer (as defined in Item 5.01) constitutes a Fundamental Change under the Indenture. Unless we note otherwise, capitalized terms in this Item 2.04 are as defined in the Indenture.

As a result of the Fundamental Change, holders of Notes (“Holders”) may convert all or a portion of their Notes based on a Conversion Rate of 28.0244 shares of Tektronix common shares (the “Common Stock”) per $1,000 principal amount of Notes, which includes a make-whole premium increase of 2.8706 as a result of the purchase of Common Stock pursuant to the Offer described in Item 5.01. In accordance with Section 4.13 of the Indenture, the Conversion Value will be calculated based solely on the amount of cash that holders of Common Stock are entitled to receive in respect of each share of Common Stock upon the Fundamental Change. In the Offer, holders of Common Stock are entitled to receive $38.00 per share. Accordingly, Tektronix will pay Holders electing to convert Notes before 5 p.m. New York City time on December 26, 2007 cash in an amount equal to $1,064.93 for each $1,000 in principal amount of Notes converted.

As a result of the Fundamental Change, Holders who do not elect to convert their Notes as described in this Item 2.04 may require Tektronix to purchase (“redeem”) for cash all or a portion of their Notes at a price equal to 100 percent of the principal amount of their Notes plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date. A Holder electing to redeem all or a portion of its Notes must do so before 5 p.m. New York City time on December 26, 2007.

In accordance with the Indenture, Tektronix delivered the Issuer Fundamental Change Notice to Trustee for distribution to the Paying Agent, Conversion Agent, and Holders. The Issuer Fundamental Change Notice describes, among other things, each Holder’s right to elect to redeem or convert its Notes. On November 16, 2007, Tektronix and Danaher Corporation (“Danaher”) issued a joint press release, attached hereto as Exhibit 99.1, relating to, among other things, the Holders’ right to convert all or a portion of their Notes.

The foregoing description of the Indenture and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On October 14, 2007, Tektronix entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danaher and Raven Acquisition Corp., an indirect wholly owned subsidiary of Danaher (“Purchaser”). In accordance with the Merger Agreement, on October 18, 2007, Purchaser commenced a tender offer to purchase all outstanding shares of the Common Stock, together with the associated Series B No Par Preferred Shares Purchase Rights (together with the Common Stock, the “Shares”) at a purchase price of $38.00 per share, net to the seller in cash, without interest thereon and less any required withholding taxes, and subject to the terms and conditions disclosed in the Offer to Purchase on Schedule TO (as amended or supplemented from time to time) filed by Danaher and Purchaser with the SEC on October 18, 2007 (the “Offer”).

The Offer expired at 11:59 p.m. New York City time on Thursday, November 15, 2007. Approximately 69,958,316 Shares in total (which number includes 6,422,045 Shares tendered by notice of guaranteed delivery) were tendered and not withdrawn in the Offer. On November 16, 2007, Tektronix and Danaher announced in a joint press release that, effective upon the expiration of the Offer, Purchaser accepted for payment all tendered Shares pursuant to the terms and conditions of the Offer. Stockholders who validly tendered prior to the expiration of the Offer and whose Shares were not properly withdrawn will promptly receive the offer price of $38.00 per share, net to the seller in cash without interest. As a result of the purchases in the Offer, Danaher, through Purchaser, acquired approximately 83% of the outstanding shares of Tektronix common stock (which excludes Shares tendered by notice of guaranteed delivery). A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

Danaher and Tektronix also announced in the joint press release that Purchaser has commenced a subsequent offering period which will expire at 11:59 PM, New York City time on Tuesday, November 20, 2007, unless extended. During this subsequent offering period, holders of Shares who did not previously tender their Shares into the Offer may do so and Purchaser will promptly purchase any shares so tendered at $38.00 per share, net to the seller in cash without interest. No Shares tendered in the Offer may be withdrawn during the subsequent offering period.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) Tektronix’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Statement”), originally filed with the SEC on October 19, 2007, as subsequently amended, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Purchaser and Danaher with the SEC on October 18, 2007, as subsequently amended, and such information is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pauline Lo Alker, David N. Campbell, Frank C. Gill, Kaj Juul-Pedersen, Robin L. Washington, Gerry B. Cameron, and Richard H. Wills resigned from the Board of Directors, effective as of November 15, 2007, immediately following Purchaser’s acceptance for payment and purchase of all Shares validly tendered and not properly withdrawn pursuant to the Offer in accordance with the terms of the Merger Agreement.

As contemplated by the Merger Agreement, effective at the same time, the Board of Directors unanimously elected Daniel L. Comas, James H. Ditkoff, Robert S. Lutz, Daniel A. Raskas, and Jonathan P. Graham, who are designees of Danaher, to fill the vacancies resulting from the foregoing resignations. The Board of Directors elected Daniel L. Comas, James H. Ditkoff, and Robert S. Lutz to serve on the Audit, Nominating and Governance, and Organization and Compensation committees. The Board of Directors elected Jonathan P. Graham to serve on the Nominating and Governance Committee.

Biographical and other information with respect to Daniel L. Comas, James H. Ditkoff, Robert S. Lutz, Daniel A. Raskas, and Jonathan P. Graham is contained in the Section 14(f) Information Statement included as Annex I to the Statement, and such information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of October 14, 2007, by and among Tektronix, Inc., Danaher Corporation, and Raven Acquisition Corp. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2007).*

4.1	Indenture related to the Senior Convertible Notes due 2012, dated as of June 29, 2007, between Tektronix, Inc. and U.S. Bank National Association, as trustee (including form of 1.625% Senior Convertible Note due 2012) (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2007).

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Tektronix, Inc. (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on October 19, 2007, as amended).

20.2	Section 14(f) Information Statement of Tektronix, Inc., dated October 18, 2007 (incorporated by reference to Annex A of the Solicitation/Recommendation Statement on Schedule 14D-9 of Tektronix, Inc. filed with the Securities and Exchange Commission on October 19, 2007).

99.1	Joint Press Release issued by Danaher Corporation and Tektronix, Inc. (incorporated by reference to Exhibit (a)(12) of Schedule TO-T/A filed with the Securities and Exchange Commission by Danaher Corporation and Raven Acquisition Corp. on November 16, 2007)

99.2	Tender Offer Statement of Danaher Corporation and Raven Acquisition Corp. on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on October 18, 2007, as amended).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKTRONIX, INC.

By:	/s/ JAMES F. DALTON
Name:	James F. Dalton
Title:	Senior Vice President, Corporate Development
Dated:	November 19, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of October 14, 2007, by and among Tektronix, Inc., Danaher Corporation, and Raven Acquisition Corp. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2007).*

4.1	Indenture related to the Senior Convertible Notes due 2012, dated as of June 29, 2007, between Tektronix, Inc. and U.S. Bank National Association, as trustee (including form of 1.625% Senior Convertible Note due 2012) (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2007).

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Tektronix, Inc. (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on October 19, 2007, as amended).

20.2	Section 14(f) Information Statement of Tektronix, Inc., dated October 18, 2007 (incorporated by reference to Annex A of the Solicitation/Recommendation Statement on Schedule 14D-9 of Tektronix, Inc. filed with the Securities and Exchange Commission on October 19, 2007).

99.1	Joint Press Release issued by Danaher Corporation and Tektronix, Inc. (incorporated by reference to Exhibit (a)(12) of Schedule TO-T/A filed with the Securities and Exchange Commission by Danaher Corporation and Raven Acquisition Corp. on November 16, 2007)

99.2	Tender Offer Statement of Danaher Corporation and Raven Acquisition Corp. on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on October 18, 2007, as amended).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.